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                       SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                          Date of Report : May 20,1997



                         BIODYNAMICS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         FLORIDA                         0-16128                           59-3100165
(STATE OR OTHER JURISDICTION)    (COMMISSION FILE NUMBER)    (IRS EMPLOYER IDENTIFICATION NUMBER)
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             1719 ROUTE 10, SUITE 314, PARSIPPANY, NEW JERSEY 07054
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
                                 1-201-359-8444

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ITEM 5.  OTHER EVENTS

On May 20,1997, Biodynamics International Inc., announced that the Italian
Government has imposed a moratorium on all shipments of human dura mater, including the Company's Tutoplast (R) dura mater. The moratorium on shipments is pending an investigation by the European Health Authorities (CPMP) into the safety of dura mater transplants for neurosurgical procedures. As a result of this moratorium, the Company's revenues and cash flow will be impacted.

Company President and CEO Karl H. Meister commented that "Our efforts to compensate for the lost revenues as a result of the moratorium by the Italian authorities and the previously announced Japanese recall are progressing encouragingly. Additionally, our investors have continued their financial support and advanced the Company working capital pending the placement of permanent capital. We are also continuing our efforts to have the respective regulatory authorities recognize the scientific evidence supporting the safety of the Tutoplast(R) processed tissues and exempt the Company from their action."


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

 (c) Exhibits.

Exhibit No.

99.1            News Release - Italian Government Stops Human Dura Matter
                Shipments


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.


Date: May 22, 1997                       Biodynamics International Inc.


                                         /s/ Karl H. Meister
                                         --------------------------------------
                                         Karl H. Meister
                                         President and Chief Executive Officer



                                         /s/ Nicholas A. Frungillo, Jr.
                                         --------------------------------------
                                         Nicholas A. Frungillo, Jr.
                                         Chief Financial Officer




                                  EXHIBIT INDEX

99.1  News Release - Italian Government Stops Human Dura Mater Shipments